EXHIBIT G


INTERNATIONAL CHAMBER OF COMMERCE
INTERNATIONAL COURT OF ARBITRATION
-----------------------------------------X
                                         :
DEFENSE LOGISTICS AGENCY,                :
MINISTRY OF INTERNATIONAL DEFENSE,       :
REPUBLIC OF KOREA,                       :
                                         :
                    Claimant,            :
                                         :
          -against-                      :
                                         :
                                         :
LOCKHEAD MARTIN CORPORATION,             :
                                         :
                                         :
                   Respondent.           :
-----------------------------------------X


                               INDEX OF DOCUMENTS


DATE                 DOCUMENT                                                TAB
----                 --------                                                ---

9/17/96              Request for Arbitration...................................1

11/20/96             Lockhead Martin Corporation's
                     Answer to Request for  Arbitration .......................2

4/11/97              Brief by Republic of Korea................................3

5/22/97              Lockhead Martin Corporation's Witness
                     Statements in support of Opening Brief....................4

5/23/97              Lockhead Martin Corporation's Opening Brief...............5

1/20/97              Final Brief Submitted by The Republic of Korea ...........6

7/18/97              Lockhead Martin Corporation's Final Brief ................7

8/14/97              Final Award...............................................8